                     Securities and Exchange Commission
                           Washington, D.C. 20549
                                   Form 8-K

                               Current Report
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 10, 1997

                      GREAT WESTERN FINANCIAL CORPORATION
           (Exact name of registrant as specified in its character)

                                  Delaware
       (State or other jurisdiction of incorporation or organization)


           1-4075                                     95-1913457
   (Commission file number)             (I.R.S. Employer Identification No.)



       9200 Oakdale Avenue
      Chatsworth, California                            91311
      (Address of principal                           (Zip Code)
        executive offices)

                               (818) 775-3411
            (Registrant's telephone number, including area code)

                               Not applicable
  (Former name, former address and former fiscal year, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        99.1 Materials to be used by Great Western Financial Corporation on an ongoing basis in presentations to the investment community.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GREAT WESTERN FINANCIAL CORPORATION

Date: April 10, 1997                     By:       /s/ J. Lance Erikson
                                                   ----------------------------
                                                   J. Lance Erikson
                                                   Executive Vice President,
                                                   Secretary and General
                                                   Counsel

                            Washington Mutual, Inc.

                          [LOGO]  Merger With  [LOGO]

                      Great Western Financial Corporation

                          HIGH GROWTH CONSUMER BANKING

                                 April 10, 1997

FORWARD-LOOKING INFORMATION
--------------------------------------------------------------------------------

This presentation contains estimates of future operating results for 1997, 1998 and 1999 for both Washington Mutual, Inc. and Great Western Financial Corporation on a stand-alone and pro forma combined basis, as well as estimates of financial condition, operating efficiencies and revenue creation on a combined basis. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in WAMU's Current Report on Form 8-K dated March 6, 1997, and its Registration Statement on Form S-4, Registration No. 333-23221, as filed with the Securities and Exchange Commission, to which reference is hereby made.

--------------------------------------------------------------------------------
[LOGO] Washington Mutual                    2               GREAT WESTERN [LOGO]

TRANSACTION SUMMARY
--------------------------------------------------------------------------------
        Fixed Exchange Ratio:           0.9x

        Implied Value Per GWF Share:    $47.93(a)

        Caps/Collars:                   None

        Consideration:                  100% common stock

        Accounting/Tax Treatment:       Pooling of interests/Tax-free exchange

        Assumed Closing:                3rd Quarter 1997

        Board Composition:              Four GWF Directors to join WAMU Board

        Termination Fee:                Up to $175 million plus expenses

(a) Based on WAMU closing stock price of $53.25 on 3/5/97, the day prior to the announcement. Implied value is $43.31 based on WAMU closing stock price of $48.125 on 4/1/97.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual              3                    GREAT WESTERN [LOGO]

COMBINATION CREATES STRENGTH AND SCALE
--------------------------------------------------------------------------------
($ in billions)

                                                     At 12/31/96
                                        --------------------------------------
                                          WAMU           GWF         Pro Forma
                                        --------       --------      ---------

Assets                                    $44.6         $42.9          $87.0

Deposits                                  $24.1         $28.6          $52.7

Market Capitalization at 3/5/97           $ 6.3         $ 6.2          $12.9

Banking and Lending Offices                 557           571            928

Consumer Finance Offices                     --           502            502

Households (mm)                             1.4           2.7            4.1

Mutual Funds Under Management             $ 1.4         $ 3.4          $ 4.8

1996 Single Family Mortgage
  Originations                            $10.0         $ 6.1          $16.1

1996 Total Loan Originations              $13.6         $ 8.5          $22.1
--------------------------------------------------------------------------------
[LOGO] Washington Mutual               4                    GREAT WESTERN [LOGO]

BENEFITS OF THE TRANSACTION
--------------------------------------------------------------------------------
CREATES SHAREHOLDER VALUE
- EPS accretion and accelerated earnings growth
- Strong, low risk balance sheet

PREMIER CONSUMER BANKING FRANCHISE
- Geographically diversified West Coast powerhouse
- National mortgage and consumer finance franchises

LOW RISK EXECUTION
- Strong management team with proven track record
- Thorough due diligence and business plan formulation
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                 5                  GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------



                                    CREATES

                               SHAREHOLDER VALUE



--------------------------------------------------------------------------------
[LOGO] Washington Mutual                                  GREAT WESTERN[LOGO]

TESTED ASSUMPTIONS -- ATTRACTIVE RETURNS
-------------------------------------------------------------------------------

          Assumptions                                        Results
------------------------------                   ------------------------------

- Cost savings of $340                          - Double digit accretion
  million in 1999                                 in 1999

- Additional fee income           [ARROW]       - Strong operating
  of $88 million in 1999                          fundamentals

- Surplus capital                               - Maintains solid capital
  supports increased loan                         levels and flexibility
  retention
                                                - Strong NPA, loss
                                                  reserve ratios

-------------------------------------------------------------------------------

[LOGO] Washington Mutual               7                   GREAT WESTERN [LOGO]

EPS ACCRETION BASED ON DUE
DILIGENCED ASSUMPTIONS
--------------------------------------------------------------------------------

($ in millions, except per share data)          1997P      1998P      1999P
                                                -----      -----      -----
WAMU Estimated Net Income(a)                     $471       $556       $623
GWF Estimated Net Income(a)                       397        434        470
                                                -----     ------     ------
  Total Estimated Net Income                      868        990      1,093
  Net Income Available to Common                  847        987      1,093
Cost Savings                                        9        125        204
Fee Income Opportunities                            0         36         53
Earnings from Retained Capital and Loans            0         68        148
                                                -----     ------     ------
  Estimated Combined Net Income                  $856     $1,216     $1,497
                                                =====     ======     ======
Stand Alone EPS                                 $3.84      $4.58      $5.13
Estimated Combined EPS(b)                                  $4.81      $5.90
  % Accretion to First Call                                 5.0%      15.0%
  % EPS Growth                                             25.3%      22.7%

(a) First Call estimates for 1997 and 1998 before preferred dividends. 1999 estimates based on IBES growth rate of 12% and 10.5% for WAMU and GWF.
(b) Based on 252.1mm pro forma shares outstanding in 1997, 253.1mm in 1998, and 253.8mm in 1999. EPS figures include 9.1mm GWF option shares. EPS accretion using option shares under the treasury stock method would be 6.3% and 16.6% in 1998 and 1999.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual            8                   GREAT WESTERN [LOGO]

COST SAVINGS BREAKDOWN
--------------------------------------------------------------------------------

($ in millions)                              1998                    1999
                                      ------------------      ------------------
                                               % of GWF                % of GWF
                                      Amount  Op. Exp(a)      Amount  Op. Exp(a)
                                      ------  ----------      ------  ----------
Administration/Finance                  $52      41%            $65      51%
Lending                                  15      11              69      49
Corporate Operations                     56      25              96      43
Retail Banking                           77      21              99      27
Subsidiaries                              8       5              11       7
                                       ----                    ----
  Total Pretax Cost Savings            $208                    $340
  Aftertax Cost Savings                $125                    $204
Pretax Cost Savings as a % of:
  GWF Net Operating Expenses(b)              23%                     38%
  Combined 1997 G&A(c)                       13%                     21%

(a) Based on GWF budgeted 1997 gross operating expenses.
(b) Net operating expenses are net of loan origination costs which are deferred and amortized over the life of the loans and various reimbursable costs.
(c) 1997 G&A net expense base of $900mm for GWF and $745mm for WAMU based on sampling of analyst reports.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual               9                   GREAT WESTERN [LOGO]

CONFIDENCE IN EXECUTION
--------------------------------------------------------------------------------

/ /     Unique experience as an acquiror (22 transactions)

/ /     Integration plan is underway

/ /     Deposit/mortgage servicing systems are the same

/ /     Network infrastructure is the same

/ /     WAMU partnerships with:
        o       IBM
        o       EDS
        o       ALLTEL

/ /     Track record of fully integrating within 6 months of close
-------------------------------------------------------------------------------
[LOGO] Washington Mutual              10                   GREAT WESTERN [LOGO]

COST SAVINGS BREAKDOWN
--------------------------------------------------------------------------------
($ in millions)

                                                                           1999
                                                                          Savings
                                                                          -------
CORPORATE ADMINISTRATION/FINANCE

-   Consolidation of duplicate functions/premises
    -    Corporate properties                                               $16
    -    Executive management                                                 7
    -    Corporate administrative staff                                      42
                                                                            ---
                                                                            $65
                                                                            ===

LENDING

-   Loan office consolidations (approximately 100) and alignment of GWF's
    loan origination cost structure with WAMU's                             $52

-   Reduced servicing cost per loan                                          17
                                                                            ---
                                                                            $69
                                                                            ===

--------------------------------------------------------------------------------
[LOGO]Washington Mutual                          11          GREAT WESTERN[LOGO]

COST SAVINGS BREAKDOWN
--------------------------------------------------------------------------------
($ in millions)

                                                                           1999
                                                                          Savings
                                                                          -------

CORPORATE OPERATIONS
-    Consolidation and implementation of WAMU technology platform           $50
-    Align GWF's cost of branch operations/economies of scale                26
-    Lower loan origination support and credit administration costs          20
                                                                            ---
                                                                            $96
                                                                            ===

CORPORATE MARKETING/RETAIL BANK
-    Retail branch consolidation (approximately 100)                        $50
-    Advertising synergies                                                   25
-    Duplicate staff functions                                               24
                                                                            ---
                                                                            $99
                                                                            ===

--------------------------------------------------------------------------------
[LOGO]Washington Mutual                        12          GREAT WESTERN[LOGO]

MERGER-RELATED CHARGES
FACILITATE COST SAVINGS
-------------------------------------------------------------------------------

($ in millions)

                Additional Loan Loss Reserves           $100

                Severance and Management Payments        145

                Facilities and Equipment                 106

                Other Expenses                            92
                                                        ----
                  Total Expenses                        $443

                Tax Effect                              (125)
                                                        ----
                  Aftertax Expenses                     $318
                                                        ====
-------------------------------------------------------------------------------

[LOGO] Washinton Mutual              13                  GREAT WESTERN [LOGO]

CONSUMER BANKING FEE INCOME OPPORTUNITIES
--------------------------------------------------------------------------------

($ in millions)



                                                        1998            1999
                                                        ----            ----
  Checking fee parity with WAMU fees
        (existing accounts)                             $13             $13

  Implementation of WAMU free checking
        (new accounts) and cross-selling
        of related products                              30              52

  Improved sales/fees in securities
        subsidiaries                                     13              16

  Enhanced fees from expanded loan production             4               7
                                                        ---             ---

                Total Pretax                            $60             $88

                Total Aftertax                          $36             $53

--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                  GREAT WESTERN [LOGO]

NET INTEREST INCOME GROWTH
--------------------------------------------------------------------------------

- Earnings retention results in strong capital growth

- Strong historical and projected loan originations support net loan growth

- Margin assumptions are conservative relative to current lending spreads:

        - Adjusted for origination, servicing and credit costs

        - Wholesale match-funding assumed to neutralize interest rate risk

- Result: net interest income grows from retaining loans at reasonable margins

--------------------------------------------------------------------------------

[LOGO]Washington Mutual                15                 GREAT WESTERN [LOGO]

STRONG CAPITAL GENERATION AND GROWTH POTENTIAL
--------------------------------------------------------------------------------

($ in millions)


                                12/31/96        1997P       1998P       1999P
                                --------        -----       -----       -----
Beginning Combined Common
  Equity                                       $4,710      $5,026      $5,926

Pro Forma Net Income                              856       1,216       1,497

Aftertax Restructuring Charge                    (318)         --          --

Common Dividends @ 26% Payout                    (223)       (316)       (389)
                                ------         ------      ------      ------

  Ending Combined Common
    Equity                      $4,710         $5,026      $5,926      $7,034
                                ======         ======      ======      ======

Excess Common Equity Above 5%
  Common Equity/Assets Ratio
  Assuming the Following
  Asset Growth Rate(a):   8%                     $305        $827      $1,527
                         10%                      217         636       1,215
                         12%                      130         442         892
                         14%                       42         245         557



(a) Annual growth from 12/31/96 pro forma total assets of $87.4 billion

--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

STRONG ORIGINATIONS DRIVE NET LOAN GROWTH
--------------------------------------------------------------------------------
($ in billions)

                            TOTAL LOAN ORIGINATIONS
                                  [BAR GRAPH]

                                                        WAMU & GWF
                WAMU        GWF     WAMU & GWF      Paydowns/Prepayments
                ----       -----    ----------      --------------------
1994..........   9.3       $10.3      $19.6         $10.0
1995..........   9.4         9.7       19.1           8.6
1996..........  13.6         8.5       22.1          11.4

                              NET ORIGINATIONS(a)
                                  [BAR GRAPH]


                WAMU     GWF    WAMU & GWF
                -----   -----   ----------
1994..........  $5.6    $3.1    $ 8.7
1995..........   6.5     3.4      9.9
1996..........   9.2     0.9     10.1

(a) Total originations less REO transfers, prepayments and paydowns. Net originations are not reduced for loans sold.

--------------------------------------------------------------------------------
[LOGO] Washington Mutual                17                  GREAT WESTERN [LOGO]

1996 WAMU/ASB LOAN SPREADS
----------------------------------------------------------------------------

                                        % of            Net Spread to
                                   Resi/Consumer          Wholesale
                                    Production        Matched Funding(a)
                                   -------------      ------------------
Residential Mortgage
        Fixed Rate                      28%                  1.15%
        COFI ARM's                      36                   1.35
        Treasury ARM's                  12                   1.71
        Multifamily                      4                   2.57
        Construction - Custom            6                   1.91
        Construction - Spec.             4                   5.54

Consumer
        Home Equity                      5                   2.48%
        Mfd Housing                      3                   1.61
        Other                            2                   3.24
                                       ---
          Total                        100%                  1.69%(b)


(a) Net spread after deducting origination, servicing and credit costs.
(b) Equivalent margin estimated to be 15-30 bps higher depending on capital allocation.
----------------------------------------------------------------------------
[LOGO]  Washington Mutual                               GREAT WESTERN [LOGO]

LOAN RETENTION DRIVES GROWTH IN
NET INTEREST INCOME
--------------------------------------------------------------------------------
($ in millions)

                                        1997P           1998P           1999P
                                       -------         -------         -------
Combined Net Loan Growth
  (Street Expectations)(a)              $3,500         $ 3,600         $ 3,800

Additional Net Loan Growth               3,100           7,400           7,600
                                        ------         -------         -------

  Total Net Loan Growth                 $6,600         $11,000         $11,400

Cumulative Average Additional Net Loan
  Growth (Above Street Expectations)(b)                $ 6,800         $14,300

Pretax Margin(c)                                          1.66%           1.72%
                                                       -------         -------

Incremental Net Interest Income                        $   113         $   246

Aftertax Incremental Net Interest Income               $    68         $   148

(a) Assumes 4% asset (in loans) growth of combined companies.
(b) Equals 100% of prior years and 50% of current year.
(c) Net of estimated provision for loan losses and associated operating expenses. Equivalent pretax interest spread estimated to be approximately 150bps.
--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

STRONG ASSET QUALITY AND RESERVES
----------------------------------------------------------------------------
($ in millions)



                                         At December 31, 1996
                        ---------------------------------------------------------
                        WAMU            GWF             Adjustments     Pro Forma
                        ----            ---             -----------     ---------

Non-Performing          $226            $352                -             $578
Loans(a)

Real Estate Owned        103             120                -              223
                        ----            ----                              ----
    NPAs                $329            $472                -             $801
                        ====            ====                              ====

NPAs/Assets             0.74%           1.10%               -             0.92%

Loan Loss Reserves      $363            $314              $100            $777

Reserves/NPLs(a)         161%             89%               -              134%

(a) Excluding restructured loans
---------------------------------------------------------------------------------
[LOGO] Washington Mutual                                     GREAT WESTERN [LOGO]


--------------------------------------------------------------------------------


                                PREMIER CONSUMER
                               BANKING FRANCHISE


--------------------------------------------------------------------------------
[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

STRONG WEST COAST AND FLORIDA FRANCHISES
--------------------------------------------------------------------------------


[MAPS OF THE WESTERN UNITED STATES AND FLORIDA SHOWING BRANCH LOCATIONS]



                        Deposits        Banking         Deposit
   State                ($B)(a)         Locations       Share           Rank
------------            --------        ---------       -------         ----
California              $34.6           562              9.2%            3
Washington                8.1           189             15.4%            2
Oregon                    2.8           135             10.0%            3
Florida                   7.1           140              4.0%            5
Other States              0.6            20              NA             NA




Source: SNL Securities
(a) June 30, 1996 deposit data updated for announced acquisitions through February 26, 1997.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                 22                 GREAT WESTERN [LOGO]

NATIONAL CONSUMER ORIGINATION FRANCHISE
--------------------------------------------------------------------------------


[MAP OF THE UNITED STATES SHOWING MORTGAGE LOAN OFFICES
 AND CONSUMER FINANCE LOCATIONS]


                        Mortgage        Consumer
                        Loan            Finance
   State                Offices         Locations
------------            --------        ---------
California              107              28
Washington               30               0
Oregon                   13               0
Florida                  20              35
Other States            123             439
                        ---             ---
  Total                 293             502
                        ===             ===


Great Western:
Black Box     - Retail Mortgage
Black Star    - Wholesale Mortgage
Shaded Box    - Aristar

Washington Mutual:
Bullet - Mortgage Loan Offices
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                 23                 GREAT WESTERN [LOGO]

SINGLE FAMILY MORTGAGE LENDING LEADERSHIP
-------------------------------------------------------------------------------

         CALIFORNIA(a)

[BAR GRAPH]

BAC..........................8.8%
WAMU/GWF.....................6.7%   (WAMU = 4.8%, GWF = 1.9%)
GDW..........................3.0%
NOB..........................2.8%
AHM..........................2.7%

           WASHINGTON(b)

[BAR GRAPH]

WAMU/GWF....................16.5%  (WAMU = 14.6%, GWF = 1.8%)
NOB......................... 6.5%
BAC......................... 4.0%
MEL......................... 2.0%
CCR......................... 1.9%

(a) Source: TRW Redi for year ended 12/31/96.
(b) Source: RMS Information Services for year ended 12/31/96.

-------------------------------------------------------------------------------
[LOGO]  Washington Mutual            24                   GREAT WESTERN [LOGO]

SINGLE FAMILY MORTGAGE LENDING LEADERSHIP
-------------------------------------------------------------------------------

             OREGON(a)

[BAR GRAPH]

WAMU/GWF.....................11.4%   (WAMU=10.1%, GWF=1.3%)
NOB.......................... 5.9%
BAC.......................... 4.7%
MEL.......................... 3.2%
Premier Mortgage............. 2.5%

           WEST COAST ORIGINATIONS ($ B)(b)

[BAR GRAPH]

WAMU/GWF.....................$11.8   (WAMU=$9.1, GWF=$2.7)
BAC..........................$11.4
NOB..........................$ 4.9
GDW..........................$ 3.6
AHM..........................$ 3.2

(a) Source: RMS Information Services for year ended 12/31/96.
(b) Source: RMS Information Services and TRW Redi for year ended 12/31/96.

-------------------------------------------------------------------------------
[LOGO]  Washington Mutual               25                  GREAT WESTERN [LOGO]

STRONG BUSINESS LINE FIT
-------------------------------------------------------------------------------

-- CONSUMER LOAN PRODUCTS
   - Home Equity               [WASHINGTON MUTUAL LOGO]
   - Consumer Finance                                    [GREAT WESTERN LOGO]
   - Manufactured Housing      [WASHINGTON MUTUAL LOGO]
   - Auto/Other                [WASHINGTON MUTUAL LOGO]

-- NON-BANKING SERVICES
   - Mutual Funds              [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Annuities                 [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Securities Brokerage      [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Credit Insurance          [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]

-- BUSINESS BANKING PRODUCTS
   - Small Business Lending                              [GREAT WESTERN LOGO]
   - Business Checking                                   [GREAT WESTERN LOGO]
   - Community Banking         [WASHINGTON MUTUAL LOGO]

-- RETAIL BANKING PRODUCTS
   - Transaction Accounts      [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Certificates/Savings      [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]

-- MORTGAGE LENDING
   - Single Family             [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Residential Construction  [WASHINGTON MUTUAL LOGO]
   - Multi-Family              [WASHINGTON MUTUAL LOGO]
-------------------------------------------------------------------------------
[LOGO]  Washington Mutual              26                  GREAT WESTERN [LOGO]

------------------------------------------------------------------------------



                              WASHINGTON MUTUAL'S
                                  POSITIONING




-------------------------------------------------------------------------------
[LOGO]  Washington Mutual                                 GREAT WESTERN [LOGO]

EVOLUTION OF A
SUPER-REGIONAL FRANCHISE

-------------------------------------------------------------------------------



                       [MAP OF THE WESTERN UNITED STATES]

                                    1987(a)

                        Assets                 $5.7B
                        Loans                   3.0B
                        Deposits                3.5B
                        Equity                316.9mm
                        Stock Price             6.28
                        Market Capitalization 390.0mm


                       [MAP OF THE WESTERN UNITED STATES]


                                    1996(a)

                        Assets                $44.6B
                        Loans                  30.3B
                        Deposits               24.1B
                        Equity                  2.4B
                        Stock Price            43.31
                        Market Capitalization   5.1B

(a) As of and for the latest twelve months ended 12/31/87 and 12/31/96.

-------------------------------------------------------------------------------
[LOGO]  Washington Mutual                                 GREAT WESTERN [LOGO]

AMERICAN'S INTEGRATION IS WELL UNDERWAY
--------------------------------------------------------------------------------

-    Closed transaction on time

-    Integration on schedule

-    Effectively capitalizing on product opportunities with ASB customers

-    Consumer banking strategy showing clear signs of success
     - 16,000 net new checking accounts opened in first two months of 1997 (compares to net account loss in first two months of 1996)
     -    Majority of accounts opened represent new households

-    Strengthening of senior and middle management

--------------------------------------------------------------------------------
[LOGO] Washington Mutual               29                   GREAT WESTERN [LOGO]

FRANCHISE POTENTIAL OF AMERICAN
------------------------------------------------------------------------------
($ in millions)

                                  [BAR GRAPH]

                                Consumer Lending
                              (CAGRs: 7.3%, -2.4%)

                                      WAMU    WAMU & American
                                      ----    ---------------
                          1993       $  957       $  980
                          1994       $  998       $1,054
                          1995       $  968       $  997
                          1996       $1,268       $1,289

                              Depositor Fee Income
                             (CAGRs: 52.4%, 10.4%)

                                      WAMU     WAMU & American
                                      ----     ---------------
                          1993         $22         $ 40
                          1994         $29         $ 45
                          1995         $58         $ 79
                          1996         $79         $103

-------------------------------------------------------------------------------
[LOGO] Washington Mutual               30                  GREAT WESTERN [LOGO]

FRANCHISE POTENTIAL OF AMERICAN
------------------------------------------------------------------------------
(in thousands)

                                  [BAR GRAPH]

                            Retail Checking Accounts
                              (CAGRs: 22.6%, 2.3%)

                                      WAMU  WAMU & American
                                      ----  ---------------
                          1993        330       569
                          1994        394       611
                          1995        489       744
                          1996        608       864

                               Households Served
                              (CAGRs: 10.0%, 2.7%)

                                      WAMU  WAMU & American
                                      ----  ---------------
                          1993        623      1,170
                          1994        653      1,197
                          1995        737      1,323
                          1996        830      1,423

-------------------------------------------------------------------------------
[LOGO] Washington Mutual               31                  GREAT WESTERN [LOGO]

STOCK MARKET OUTPERFORMANCE
-------------------------------------------------------------------------------
4/1/90 - 12/31/96 COMPARATIVE RETURN(a)

                                  [BAR GRAPH]

                              WAMU ......... 34.0%
                              NOB .......... 28.5%
                              CCI .......... 28.4%
                              WFC .......... 26.2%
                              BAC .......... 24.5%
                              KEY .......... 23.8%
                              USBC ......... 21.5%
                              NB ........... 18.8%
                              ONE .......... 18.6%
                              S&P .......... 15.5%
                              AHM .......... 14.7%
                              GWF .......... 14.2%
                              GDW .......... 14.0%
                              WFSL ......... 13.9%

Source: Bloomberg.
(a) Total return assumes reinvestment of dividends.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual               32                  GREAT WESTERN [LOGO]

A COMPELLING VALUATION
--------------------------------------------------------------------------------

                                                1997P      1998P      1999P
                                                -----      -----      -----
EPS Estimates Before Great Western(a)           $3.84     $4.58      $5.13

  P/E Multiple(b)                                12.5x     10.5x       9.4x

EPS with Great Western                                    $4.81      $5.90

  P/E Multiple(b)                                          10.0x       8.2x

(a) First Call estimates for 1997 and 1998. 1999 based on IBES growth rate of
    12%.
(b) Based on closing stock price of $48.125 on 4/1/97.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual               33                  GREAT WESTERN [LOGO]

-----------------------------------------------------------------------------


                             A SUPERIOR ALTERNATIVE



-----------------------------------------------------------------------------
[LOGO]  Washington Mutual                                GREAT WESTERN [LOGO]

================================================================================


                           AHMANSON'S PROJECTIONS:
                             CONSTANTLY CHANGING,
                           UNREALISTIC ASSUMPTIONS
                          AND INCONSISTENT ANALYSIS


================================================================================
[LOGO] Washington Mutual                    35          GREAT WESTERN [LOGO]

AHMANSON'S PROJECTIONS: CONSTANTLY CHANGING,
UNREALISTIC ASSUMPTIONS AND INCONSISTENT ANALYSIS
================================================================================
-   Ahmanson made significant changes in operating assumptions to support its higher revised proposal. Absent revised assumptions, the
                                 -------------------------------
    transaction is dilutive through 1999
    ------------------------------------

- Ahmanson increased its share repurchase assumptions by 40% (from $2.0 billion to $2.8 billion) just one day after filing its revised joint proxy statement/prospectus on March 18, 1997

-   Ahmanson's forecasts are dependent on maintaining one of the lowest
                                                      -----------------
    consolidated tangible common equity ratios in the industry
    ----------------------------------------------------------

================================================================================
[LOGO] Washington Mutual              36                    GREAT WESTERN [LOGO]

AHMANSON'S PROJECTIONS: CONSTANTLY CHANGING,
UNREALISTIC ASSUMPTIONS AND INCONSISTENT ANALYSIS
================================================================================

- To keep its equity ratios from being even lower, Ahmanson's projections assume negative asset growth for the rest of the decade. This assumption
           -------------------------------------------------
    is inconsistent with the baseline EPS assumed by Ahmanson in its pro formas

    - Wall Street expects annual asset growth of 1% for Ahmanson and 3% for Great Western

    -   Wall Street EPS forecasts are premised on this asset growth

    - The required offset to negative asset growth is a combined pro forma net interest margin of approximately 20 bps over the level of Wall Street expectations

-   Ahmanson's EPS forecasts depend on massive share repurchases that leave
                                                                     -----
    little margin for error
    -----------------------

================================================================================
[LOGO] Washington Mutual              37                    GREAT WESTERN [LOGO]

AHMANSON'S MOST RECENT "REVISED"
ASSUMPTIONS ARE NOT CREDIBLE
================================================================================

($ in millions)
                         AHM Original    AHM Revised      WAMU
                           Proposal        Proposal    Transaction      Discussion
------------------------------------------------------------------------------------------------------------------------------------
Expense Savings             $404            $454          $340          AHM's sole advantage is 100 additional branch closures,
                                                                        an advantage that GWF believes is worth less than $50
                                                                        million. In all other respects, WAMU has an advantage by
                                                                        virtue of its superior and more compatible technology.

Revenue Synergies            --              $50           $88(a)       AMH (in direct contrast to WAMU) has provided no details on its revenue synergies and has no demonstrated ability to
                                                                        generate incremental revenues through a transaction.

Share Repurchase Amount     $2.0 bn         $2.8 bn         --          AHM's original per share repurchase price was unreasonably low.  In order to increase the per share repurchase price
                                                                        and still make the numbers work they had to either (i)
                                                                        reduce the aggregate number of shares repurchased, or (ii)
                                                                        increase the aggregate dollar amount of the share
                                                                        repurchase.  The former would result in lower pro forma
                                                                        earnings per share, the latter would result in reduced
                                                                        capital levels; AHM elected the latter

--------------------------------------------------------------------------------
Key Considerations
------------------

- Why didn't AHM present its revised assumptions as part of its original proposal?

- The revised proposal would be dilutive to AHM shareholders through 1999 absent the most recent assumptions
--------------------------------------------------------------------------------
(a) Includes fee income opportunities only.
================================================================================
[LOGO] Washington Mutual              38                    GREAT WESTERN [LOGO]

AHMANSON'S COST SAVINGS ARE OVERLY
AGGRESSIVE
================================================================================

($ in millions)
                                AHM         WAMU          AHM
                             Projected    Projected   Excess over
                             Savings(a)   Savings(b)     WAMU
                             ----------   ----------  -----------
Administration/Operations       $167         $161         $  6
Lending/Servicing                 81           69           12
Retail Banking                   144           99           45
Subsidiaries                      12           11            1
                                ----         ----         ----
   Itemized Cost Savings        $404         $340         $ 64
Additional Savings(c)             50           --           50
                                ----         ----         ----
   Total                        $454         $340         $114
                                ====         ====         ====

(a)  From February 18, 1997 analyst presentation.
(b)  From Form S-4 filed on March 13, 1997.
(c)  From March 17, 1997 analyst presentation.

================================================================================
[LOGO] Washington Mutual              39                    GREAT WESTERN [LOGO]

AHMANSON'S PROPOSAL RELIES ON IMPRUDENT LEVERAGE
-------------------------------------------------------------------------------
($ in millions)

                                                                                       Pro Forma December 31,
                                                                        ------------------------------------------------

                                                                             1997E           1998E           1999E
                                                                        --------------   --------------   -------------

WASHINGTON MUTUAL -- "PRUDENT LEVERAGE"(a)
        Tangible Assets(b)                                                   $95,220         $104,742        $115,216
        Tangible Common Equity(c)                                              4,671            5,636           6,810

        Tangible Common/Tangible Assets                                         4.91%            5.38%           5.91%

AHMANSON PROPOSAL -- "A LEVERAGED BUYOUT"(d)
        Tangible Assets                                                      $90,823         $ 90,767        $ 90,017
        Tangible Common Equity(c)                                              3,146            3,128           3,118

        Tangible Common/Tangible Assets(e)                                      3.46%            3.45%           3.46%

        Ahmanson Tangible Equity Required to
                Equal Washington Mutual's Ratio                              $ 4,455         $  4,884        $  5,321

        Change from Ahmanson Base                                              1,309            1,756           2,203



(a) Based on data presented in or underlying Washington Mutual's S-4 Registration Statement dated March 13, 1997 and recent transaction-related analyst presentations. See appendix for further details.
(b) Assumes 10% annual growth rate, for illustrative purposes.
(c) Tangible common equity equals common equity minus intangible assets.
(d) Based on data presented in Ahmanson's March 25, 1997 press release.
(e) In its March 25, 1997 press release, Ahmanson computes the ratio by deducting intangible assets on a tax-affected basis. The above ratios are shown using a more conventional method of deducting intangible assets prior to any tax effect.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual               40                  GREAT WESTERN [LOGO]

AHMANSON'S CONSOLIDATED TANGIBLE COMMON EQUITY RATIO IS AMONG THE LOWEST IN THE INDUSTRY(a)
===============================================================================

---------------------------------------------------------------
Rank out of 93 institutions with more than $1 billion in assets
---------------------------------------------------------------


                                            Tangible Common/
Bottom 10 Institutions                      Tangible Assets
----------------------------              -------------------------------------
93.  Coastal Bancorp                              2.75%
-------------------------------------------------------------------------------
92.  H.F. AHMANSON                                3.31/3.46%(b)
-------------------------------------------------------------------------------
91.  Sterling Financial                           3.58
90.  Bank United Financial                        3.65
89.  Chevy Chase Bank                             3.80
88.  Sovereign Bancorp(c)                         3.88
87.  Webster Financial                            3.93
86.  FirstFed Financial                           4.63
85.  Bank United                                  4.79
84.  Coast Savings                                4.81


(a)  Source:  SNL Securities.  At December 31, 1996.
(b) Pro forma at 12/31/99 for acquisition of Great Western. Based on Ahmanson's March 25, 1997 press release.
(c)  Pro forma for acquisition of Bankers Corp.

================================================================================
[LOGO] Washington Mutual                 41                 GREAT WESTERN [LOGO]

AHMANSON'S FORECAST DEPENDS ON MASSIVE
SHARE REPURCHASES (a)

==============================================================================================================
  ($ and shares in millions)
                                           197EQ4           1998E              1999E             CUMULATIVE
                                           ------           -----              -----             ----------
Net Income to Common                        $ 64           $  807              $  938               $1,809
Cash Net Income to Common                    121            1,033               1,164                2,318

                                                                                                   --------
Repurchases + Common Dividends              $621           $1,381              $1,218               $3,220
                                                                                                   --------
Repurchases + Common Dividends
  Net of Reissuances                         613            1,077               1,203                2,893

Repurchases + Common Dividends
                                                                                                   --------
  % of net income to common                  970%             171%                130%                 178%
                                                                                                   --------

Repurchases + Common Dividends Net of Reissuances
                                                                                                   --------
  % of cash net income to common             507%             104%                103%                 125%
                                                                                                   --------

# Shares Repurchased                        13.8             23.8                17.0                 54.6
                                                                                                   --------
  % of initials shares                         5%               9%                  6%                  20%
                                                                                                   --------


(a)      All data based on Ahmanson's March 25, 1997 press release.

==============================================================================================================

[LOGO] WASHINGTON MUTUAL                  42              GREAT WESTERN   [LOGO]

AHMANSON'S OFFER IS DILUTIVE TO REPORTED EPS THROUGH 1999
===============================================================================

                                           REPORTED EPS              CASH EPS
                                        ACCRETION/(DILUTION)    ACCRETION/(DILUTION)
                                        -------------------     --------------------
                                          1998E      1999E       1998E       1999E
                                        --------   --------     -------     --------
Ahmanson's Assumptions:
  3/25/97 Press Release                  (11.0)%     2.0 %        9.0 %      21.0%

  Adjusted for WAMU Capital Level(a)     (15.0)%    (5.0)%        3.0 %      11.0%

  Adjusted for Original Synergies(b)     (16.0)%    (5.0)%        4.0 %      14.0%

  Adjusted for WAMU Capital/
    Original Synergies(c)                (19.0)%   (11.0)%       (2.0)%       5.0%


(a) Tangible common equity ratio assumed to be equal to Washington Mutual's pro forma ratio. Share repurchases made at prices consistent with Ahmanson's March 25, 1997 press release (approximately 12.25x cash EPS). Assumes, for illustrative purposes only, that Ahmanson fully realizes its revised synergies. See appendix for further details.
(b) Assumes cost savings as presented on February 18, 1997 and no revenue enhancements. We believe this to be a more realistic synergy level. Share repurchases made at prices consistent with Ahmanson's March 25, 1997 press release (approximately 12.25x cash EPS). See appendix for further details.
(c) Assumes cost savings as presented on February 18, 1997 and no revenue enhancements and WAMU tangible common equity ratio. Share repurchase made at prices consistent with Ahmanson's March 25, 1997 press release (approximately 12.25x cash EPS). See appendix for further details.

===============================================================================
[LOGO] WASHINGTON MUTUAL               43                  GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------



                                  THE WAMU/GWF

                                 COMBINATION IS

                             SIGNIFICANTLY STRONGER


--------------------------------------------------------------------------------
[LOGO] Washington Mutual                                    GREAT WESTERN [LOGO]

STRONGER WAMU CAPITAL/ASSET QUALITY -
LONG TERM DRAG ON AHM EARNINGS
--------------------------------------------------------------------------------

                                                WAMU/GWF                AHM/GWF
                                                 Merger                 Proposal
--------------------------------------------------------------------------------
Tangible Common Equity to Assets                4.59%(a)                3.46%(b)

Intangibles to Total Equity                        9%(a)                  58%(b)


NPAs to Assets(c)                               0.92%                   1.37%

Reserves to NPLs(c)(d)                           134%                     84%

High Risk Real Estate Loans to Loans(e)           11%                     22%


Tangible Common Equity to Assets
  With Equal Reserve to NPL Coverage            4.59%(a)                3.16%(b)

------------
(a) Pro forma at December 31, 1996. Reflects $318 million in after-tax restructuring charges.
(b) Projected at December 31, 1997 based on data presented in Ahmanson's March 25, 1997 press release.
(c)  Pro forma at December 31, 1996. NPL and NPA ratios exclude restructured loans.
(d)  Reflects $100 million increase in loan loss reserves.
(e) At September 30, 1996 for Ahmanson; at December 31, 1996 for Washington Mutual and Great Western. Includes construction, multi-family, commercial real estate and land loans and REO/REI. Loans include REO/REI.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                45                  GREAT WESTERN [LOGO]

BETTER OPERATING PERFORMANCE(a)
--------------------------------------------------------------------------------
($ in millions)

                                              WAMU/GWF                AHM/GWF
                                               Merger                 Proposal
--------------------------------------------------------------------------------
Net Income                                    $1,497                  $  938
Cash Flow                                      1,556                   1,164

Return on Assets                                1.35%(b)                0.98%
Return on Common Equity                         23.1%                   11.7%

Cash Return on Tangible Common                  25.1%                   37.3%
Cash Return on Tangible Common -
  Equal Leverage(c)                             25.1%                   24.7%

(a) Projected results are for 1999 and are presented in Washington Mutual's S-4 registration statement dated March 13, 1997 and Ahmanson's press release dated March 25, 1997.
(b)  Assumes 10% asset growth rate, for illustrative purposes.
(c) Assumes Ahmanson's tangible common equity to tangible assets ratio increases to 5.91% (equal to Washington Mutual's) in 1999.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                46                  GREAT WESTERN [LOGO]

                     FASTER PROJECTED PRO FORMA EPS GROWTH
-------------------------------------------------------------------------------

                                  [Bar Graph]

                                    WAMU/GWF
                                                               EPS Accretion/
                                   CAGR = 32%         EPS        (Dilution)
                                                     -----         -----
                      1997E..........................$3.40
                      1998E..........................$4.81           5%
                      1999E..........................$5.90          15%



                                  [Bar Graph]

                        AHM/GWF -- 3/25/97 PRESS RELEASE

                                   CAGR = 20%
                                                               EPS Accretion/
                                                      EPS        (Dilution)
                                                     -----         -----
                      1997E..........................$2.68
                      1998E..........................$3.13         (11)%
                      1999E..........................$3.97           2 %

-------------------------------------------------------------------------------
[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

            FASTER PROJECTED GROWTH IN TANGIBLE BOOK VALUE PER SHARE
-------------------------------------------------------------------------------

                                  [Bar Graph]

                                    WAMU/GWF

                                   CAGR = 15%

                      1996...........................$18.17
                      1997E..........................$19.28
                      1998E..........................$23.27
                      1999E..........................$28.11




                                  [Bar Graph]

                        AHM/GWF -- 3/25/97 PRESS RELEASE



                                   CAGR = (5)%

                      1996...........................$16.07
                      1997E..........................$12.73
                      1998E..........................$12.04
                      1999E..........................$12.85

-------------------------------------------------------------------------------
[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------

                              THE WAMU TRANSACTION
                                IS THE BEST FOR
                                GWF SHAREHOLDERS

--------------------------------------------------------------------------------

[LOGO]  Washington Mutual                                  GREAT WESTERN [LOGO]

EPS PER GWF SHARE
--------------------------------------------------------------------------------

                                                                     AHM/GWF Merger
                                                     ------------------------------------------------
                                                                  Ahmanson Assumptions:
                                                     ------------------------------------------------
                                                                                        Adjusted for
                                    GWF      WAMU/                   Adjusted for       WAMU Capital/
                                  Stand-      GWF       3/25/97      WAMU Capital        Original
                                   Alone    Merger   Press Release     Level(a)         Synergies(b)
                                  ------    ------   -------------   -----------       --------------
Exchange Ratio                        --     0.90x        1.20x         1.20x              1.20x

1998E GAAP EPS per GWF Share       $3.09     $4.33        $3.76         $3.59             $3.41
  Percent Change(c)                            40%          22%           16%               10%

1999E GAAP EPS per GWF Share       $3.40     $5.31        $4.72         $4.40             $4.12
  Percent Change(c)                            56%          39%           30%               21%

1998E Cash EPS per GWF Share       $3.35     $4.56        $4.80         $4.50             $4.31
  Percent Change(c)                            36%          43%           34%               29%

1999E Cash EPS per GWF Share       $3.66     $5.55        $5.86         $5.36             $5.08
  Percent Change(c)                            51%          60%           47%               39%

Source: Prospective buyers' respective presentations to analysts.
(a) Tangible common equity ratio equal to Washington Mutual's pro forma ratio. Share repurchases made at prices consistent with Ahmanson's March 25, 1997 press release (approximately 12.25x cash EPS). Assumes, for illustrative purposes, that Ahmanson fully realizes its revised synergies. See appendix for further details.
(b) Assumes cost savings as presented on February 18, 1997 and no revenue enhancements and WAMU tangible common equity ratio. Share repurchases made at prices consistent with Ahmanson's March 25, 1997 press release (approximately 12.25x cash EPS). See appendix for further details.
(c) Relative to First Call mean estimates for 1998. 1999 assumes 10% EPS growth over 1998 First Call mean estimate. Cash EPS figures add back intangible amortization.

--------------------------------------------------------------------------------
[LOGO]  Washington Mutual              50                  GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------



                             WAMU'S TRACK RECORD IS

                             SUPERIOR IN EVERY WAY




--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                    GREAT WESTERN [LOGO]

SENIOR MANAGEMENT WITH MORE EXPERIENCE
--------------------------------------------------------------------------------

Name                               Position                               Tenure
----                               --------                               ------
Washington Mutual

Kerry K. Killinger         Chairman, President & CEO                    14 years

S. Liane Wilson            EVP, Corporate Operations                    12 years

Lee D. Lannoye             EVP, Corporate Administration & Credit        9 years

Deanna Oppenheimer         EVP, Corporate Marketing & Consumer Bank
                              Distribution                              12 years

William A. Longbrake(a)    EVP & CFO                                    15 years

Craig E. Tall              EVP, Corporate Development & Commercial
                              Banking                                   12 years

H.F. Ahmanson
Charles R. Rinehart        Chairman & CEO                                8 years

Bruce G. Willison          President & COO                               1 year

Kevin M. Twomey            Senior EVP and CFO                            4 years

Anne-Drue M. Anderson      EVP, Treasurer                                4 years

Carl Forsythe              EVP, Director of Personal Financial
                              Services                                   1 year

Madeleine A. Kleiner       EVP, General Counsel & Secretary              2 years

E. Nancy Markle            EVP                                           3 years


(a) Includes time served as CFO of the FDIC from March, 1995 to September, 1996.

--------------------------------------------------------------------------------
[LOGO]Washington Mutual                    52                GREAT WESTERN[LOGO]

GREATER ACQUISITION EXPERIENCE
--------------------------------------------------------------------------------


                                                               AGGREGATE
ANNOUNCEMENT                                    TYPE OF      CONSIDERATION    CONSIDERATION/       TYPE OF         IN MARKET/
   DATE                  TARGET               ACQUISITION       ($MM)           MARKET CAP      CONSIDERATION   MARKET EXTENSION
------------             ------               -----------    -------------    --------------    -------------   ----------------
WASHINGTON MUTUAL(a)
  09/96                  United Western         Whole           $   80                  3%           Cash           In Market
  06/96                  Keystone Holdings      Whole            1,647                 77            Stock          Extension
  03/96                  Utah Federal           Whole               15                  1            Stock          In Market
  10/95                  Western Bank           Whole              177                 10            Stock          Extension
  06/95                  Enterprise Bank(b)     Whole               24                  2            Stock          Extension
  07/94                  Olympus Capital        Whole               48                  4            Stock          Extension
  06/94                  Summit Bancorp         Whole               26                  2            Stock          In Market
  10/92                  Pacific First Bank     Whole              663                 81            Cash           In Market/
                                                                                                                    Extension
  08/92                  Pioneer Savings        Whole              170                 24            Stock          In Market
  09/91                  GNW Financial          Whole               68                 13          49% Cash/        In Market
                                                                                                   51% Stock
  11/90                  VanFed                 Whole               23                 13            Cash           In Market

AHMANSON(a)
  03/96                  First Interstate       Branch          $  206                  7%           Cash           In Market
  02/95                  Household Bank         Branch              53                  3            Cash           In Market
  09/94                  Western Federal Bank    RTC                87                  4            Cash           In Market
  01/93                  HomeFed                 RTC              N.A.               N.A.            Cash           In Market
  03/92                  County Bank of
                          Santa Barbara          RTC                 4                  0            Cash           In Market
  01/91                  Coast Federal Bank     Branch              20                  1            Cash           In Market
  04/90                  Home Savings Bank      Whole              292                 17            Stock          In Market


(a) Includes only branch acquisitions with more than $200 million of deposits or 10 branches.
(b) Acquired remaining 90.1% interest that it did not already own.
--------------------------------------------------------------------------------

[LOGO]Washington Mutual                                     GREAT WESTERN [LOGO]

SUPERIOR TOTAL RETURNS
-------------------------------------------------------------------------------
COMPOUNDED ANNUAL TOTAL RETURN(a)

                                  [BAR GRAPH]

                                       WAMU            AHM
                                       ----            ---
                        1 Year          54%             27%
                        3 Years         26%             23%
                        5 Years         27%             18%
                        10 Years ...... 24%              9%

(a) Stock price appreciation plus reinvestment of dividends. As of the respective periods ending December 31, 1996.
------------------------------------------------------------------------------
[LOGO] Washington Mutual               54                  GREAT WESTERN [LOGO]

LOWER LEVEL OF NPAs/
BETTER RESERVE COVERAGE(a)
------------------------------------------------------------------------------

                                  [BAR GRAPH]

                                Reserves/NPLs(b)
                                      WAMU(c)    AHM
                                      ------   --------
                          1992 ....    96%       24%
                          1993 ....   135%       50%
                          1994 ....   180%       50%
                          1995 ....   161%       43%
                          1996 ....   107%       50%

                        NPAs + Restructured Loans/Assets
                                      WAMU(c)    AHM
                                      ------     ----
                          1992 ....   1.52%      4.74%
                          1993 ....   0.75%      2.09%
                          1994 ....   0.49%      1.79%
                          1995 ....   0.51%      2.20%
                          1996 ....   0.99%      2.07%

(a) Reflects numbers as originally reported (prior to restatement for pooling transactions).
(b) NPLs including nonaccrual loans and restructured loans.
(c) Impacted in 1996 by American Savings Bank.

-------------------------------------------------------------------------------
[LOGO] Washington Mutual               55                  GREAT WESTERN [LOGO]

MORE CONSISTENT/FASTER GROWING EPS
AND DIVIDENDS(a)
--------------------------------------------------------------------------------

                                  [BAR GRAPH]

                        RECURRING EPS(b)        DIVIDENDS PER SHARE
                         WAMU    AHM               WAMU    AHM
1992                     $1.84   $1.00             $0.33   $0.88
1993                     $2.30  -$1.73             $0.50   $0.88
1994                     $2.62   $1.38             $0.70   $0.88
1995                     $2.76   $1.47             $0.77   $0.88
1996                     $3.39   $1.90             $0.90   $0.88

(a) Reflects numbers as originally reported (prior to restatement for pooling transactions).

(b) Adjusted to exclude non-recurring items including gains on sales, restructuring charges, the SAIF recapitalization charge and one-time asset write-offs. 1993 and 1996 Ahmanson figures adjusted to reflect tax rate of 40.0%
-------------------------------------------------------------------------------
[LOGO] Washington Mutual                56                 GREAT WESTERN [LOGO]

FAST GROWING VS. DECLINING
TOTAL LOAN ORIGINATIONS
------------------------------------------------------------------------------
($ in billions)

                                  [Bar Graph]

                  WAMU                          Ahmanson
                  ----                          --------
           1994   $ 9.3                    1994    $10.3
           1995   $ 9.4                    1995    $ 6.4
           1996   $13.6                    1996    $ 5.5

------------------------------------------------------------------------------
[LOGO]  Washington Mutual                                 GREAT WESTERN [LOGO]

MORE "BANK-LIKE"/LOWER RISK
LOAN COMPOSITION
--------------------------------------------------------------------------------

                                  [PIE CHART]                  [PIE CHART]
                                WASHINGTON MUTUAL(a)            AHMANSON(b)
    Commercial                            1%                        > 1%
    Commercial Real Estate               12%                         34%
    Consumer                             11%                          2%
    1-4 Family Residential(c)            76%                         64%

(a) At December 31, 1996.

(b) At September 30, 1996.

(c) Includes residential and other construction.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

MORE "BANK-LIKE" DEPOSIT COMPOSITION
--------------------------------------------------------------------------------

                                  [PIE CHART]
                                                           [PIE CHART]
                        WASHINGTON MUTUAL(a)               AHMANSON(b)
                         ASB  WAMU  Total               FIB   AHM   Total

Total Term               37%   22%   59%  (47%)          2%   66%    68%  (71%)
Total Savings + MMDA     11%   17%   28%  (38%)          2%   21%    23%  (23%)
Total Checking            6%    7%   13%  (15%)          3%    6%     9%   (6%)

(a) At December 31, 1996. Shaded areas represent deposits from the acquisition of American Savings Bank. Acquired deposits totaled $12.9 billion, or approximately 54% of current deposits.

(b) At September 30, 1996. Shaded areas represent deposits from the acquisition of 61 First Interstate branches. Data from analyst presentation on March 28, 1996. Acquired deposits totaled $2.5 billion, or approximately 7% of current deposits.
    ----------------------------------------------------------------------------
    [LOGO]Washington Mutual              59                 GREAT WESTERN [LOGO]

                               AHMANSON WILL HAVE
                              DIFFICULTY EXECUTING



[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

INTEGRATION RISKS ARE VERY SUBSTANTIAL
WITH AN AHM/GWF COMBINATION
-------------------------------------------------------------------------------

- Elimination of Great Western name

- Hostile offer/antagonized employees

- Disruptive branch closures

  - Substantial deposit runoff

  - Customer losses

- Questionable systems capabilities

- Management's lack of integration experience

-------------------------------------------------------------------------------
[LOGO] Washington Mutual               61                  GREAT WESTERN [LOGO]

                                  CONCLUSIONS



[LOGO] Washington Mutual                                  GREAT WESTERN [LOGO]

GREAT WESTERN'S STRATEGIC ALTERNATIVES
------------------------------------------------------------------------------
         WAMU Merger                                    AHM Proposal
---------------------------------           ----------------------------------
- Strong growth and profitability           - Mediocre operating performance
- Attractive earnings and EPS               - Cash EPS growth, reported EPS
  growth                                      dilution
- Transaction economics:                    - Transaction economics:
  - Realistic cost cuts                       - Cost cutting
  - Fee income opportunities                  - Aggressive stock buyback
  - Loan retention
- Strong, low risk balance sheet            - Weak, high risk balance sheet
- Low risk integration                      - High risk integration
- Flexible strategic alternatives           - Unclear exit strategies
- Strong insider ownership                  - Low insider ownership
  (discipline)
- Strong diversified currency               - Increased CA thrift exposure
------------------------------------------------------------------------------
[LOGO] Washington Mutual                                  GREAT WESTERN [LOGO]

                            Washington Mutual, Inc.

[LOGO]                           Merger With                          [LOGO]

                      Great Western Financial Corporation

                          HIGH GROWTH CONSUMER BANKING

                                 April 10, 1997

--------------------------------------------------------------------------------




                                    APPENDIX




--------------------------------------------------------------------------------
[LOGO] Washington Mutual                                    GREAT WESTERN [LOGO]

STRONG DEPOSIT SHARE IN ATTRACTIVE MARKETS(a)
--------------------------------------------------------------------------------



[BAR GRAPH]
                     California
-------------------------------------------------------------
BAC ..................................................  20.9%

WFC ..................................................  14.9%

WAMU/GWF .............................................   9.2%

AHM ..................................................   7.6%

UNBC .................................................   4.8%


[BAR GRAPH]
                     Washington
-------------------------------------------------------------
BAC ..................................................  22.8%

WAMU/GWF .............................................  15.4%

USBC .................................................  13.8%

KEY ..................................................  11.4%

WFC ..................................................   5.7%

Source: SNL Securities.
(a) June 30, 1996 deposit data updated for announced acquisitions through February 26, 1997.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                 66                GREAT WESTERN [LOGO]

STRONG DEPOSIT SHARE IN ATTRACTIVE MARKETS(a)
--------------------------------------------------------------------------------



[BAR GRAPH]
                        Oregon
-------------------------------------------------------------
USBC .................................................  32.6%

WFC ..................................................  18.4%

WAMU/GWF .............................................  10.0%

BAC ..................................................   9.3%

KEY ..................................................   8.6%


[BAR GRAPH]
                         Florida
-------------------------------------------------------------
BBI ..................................................  19.2%

FTU ..................................................  17.1%

NB ...................................................  12.1%

STI ..................................................  10.4%

WAMU/GWF .............................................   4.0%

Source: SNL Securities.
(a) June 30, 1996 deposit data updated for announced acquisitions through February 26, 1997.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                  67                [GREAT WESTERN LOGO]

AHMANSON'S PROJECTED COMBINED FINANCIAL DATA(a)
--------------------------------------------------------------------------------

($ in millions, except per share amounts; shares in millions)        1997E          1998E        1999E
--------------------------------------------------------------------------------------------------------

   Net Income Available to Common(b)                                  $  423        $  819        $  938
   Intangible Amortization                                                68           226           226
                                                                      ------        ------        ------
   Projected Cash Earnings Available to Common                        $  491       $ 1,045        $1,164

   Projected GAAP EPS                                                 $ 2.75        $ 3.13        $ 3.93
      % Pick-Up / (Dilution)                                             (10)%         (11)%           2%
   Projected Cash EPS                                                 $ 3.19        $ 3.99        $ 4.88
      % Pick-Up / (Dilution)                                               1%            9%           21%

   Cash Generated to Buy Back Common                                  $  386        $  845        $  978
   Additional Borrowings to Fund Buyback                                 359           320            38
                                                                      ------        ------        ------
   Total Buyback                                                      $  745        $1,165        $1,016
   Average Shares                                                        154           262           239

   Beginning Shares                                                      115           270           246
   Shares Issued                                                         174            12             1
   Shares Repurchased                                                     19            24            17
   Change in Common Stock Equivalents                                      0           (12)            0
                                                                      ------        ------        ------
   Ending Shares                                                         270           246           230
   Average Shares                                                        154           262           239


(a)  All data based on Ahmanson's March 25, 1997 press release.

(b)  1997 and 1998 are adjusted to exclude non-recurring items.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual               68                   GREAT WESTERN [LOGO]

AHMANSON'S OFFER -- ORIGINAL SYNERGIES
--------------------------------------------------------------------------------

($ in millions, except per share amounts; shares in millions)        1997E          1998E          1999E
---------------------------------------------------------------------------------------------------------

Base Net Income Available to Common (a)                             $   417        $   773        $   874
Intangible Amortization (a)                                              68            226            226
                                                                    -------        -------        -------

Cash Earnings Available to Common                                   $   485        $   999        $ 1,100

Projected GAAP EPS                                                  $  2.71        $  2.96        $  3.66
   % Pick-Up / (Dilution)                                               (11)%          (16)%           (5)%
Projected Cash EPS                                                  $  3.15        $  3.82        $  4.61
   % Pick-Up / (Dilution)                                                 0%             4%            14%

Base Cash Generated to Buy Back Common (a)                          $   386        $   845        $   978
Change in Cash(b)                                                        (6)           (56)           (65)
Additional Borrowings to Fund Planned Buyback                           359            320             38
                                                                    -------        -------        -------
Revised Buy Back / (Issuance)                                       $   739         $1,119        $   951

Beginning Shares                                                        115            270            246
Shares Issued                                                           174             12              1
Shares Repurchased / (Issued)                                            19             24             17
Change in Common Stock Equivalents                                        0            (12)             0
                                                                    -------        -------        -------
Ending Shares                                                           270            246            229

Average Shares                                                          154            261            239
Calculated Share Repurchase Price                                   $ 39.57        $ 46.82        $ 56.45
   Multiple of Cash EPS                                                12.6x          12.3x          12.2x

Note: Assumes cost savings as presented on February 18, 1997 and no revenue enhancements. We believe this to be a more realistic synergy level. Share repurchases made at prices consistent with March 25, 1997 Ahmanson press release (approximately 12.25x cash EPS).

(a) Based on Ahmanson's March 25, 1997 press release. 1997 and 1998 are adjusted to exclude non-recurring items.
(b)   Net effect of dividends on additional shares issued and reduced synergies

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[LOGO] Washington Mutual                   69                GREAT WESTERN[LOGO]

AHMANSON'S OFFER -- WAMU CAPITAL/ORIGINAL SYNERGIES
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($ in millions, except per share amounts; shares in millions)        1997E          1998E          1999E
---------------------------------------------------------------------------------------------------------

Base Net Income Available to Common (a)                             $   417        $   773        $   874
Earnings on Additional Capital (b)                                       13             74             95
                                                                    -------        -------        -------

Revised Net Income to Common                                        $   430        $   847        $   969
Intangible Amortization (a)                                              68            226            226
                                                                    -------        -------        -------

Revised Cash Earnings Available to Common                           $   498        $ 1,073        $ 1,195

Projected GAAP EPS                                                  $  2.65        $  2.84        $  3.43
   % Pick-Up / (Dilution)                                               (13)%          (19)%          (11)%
Projected Cash EPS                                                  $  3.07        $  3.59        $  4.23
   % Pick-Up / (Dilution)                                                (2)%           (2)%            5 %

Base Cash Generated to Buy Back Common (a)                          $   386        $   845        $   978
Change in Cash (c)                                                        0             (5)            (9)
Additional Borrowings to Fund Planned Buyback                           359            320             38
Additional Capital Required (d)                                      (1,309)          (447)          (447)
                                                                    -------        -------        -------
Revised Buy Back / (Issuance)                                       $  (564)       $   713        $   561

Beginning Shares                                                        115            304            287
Shares Issued                                                           174             12              1
Shares Repurchased / (Issued)                                           (15)            16             11
Change in Common Stock Equivalents                                        0            (12)             0
                                                                    -------        -------        -------
Ending Shares                                                           304            287            276

Average Shares                                                          162            299            283
Calculated Share Repurchase Price                                   $ 38.57        $ 44.01        $ 51.78
   Multiple of Cash EPS                                                12.6x          12.3x          12.2x

Note: Assumes cost savings as presented on February 18, 1997 and no revenue enhancements and WAMU tangible common equity ratio. Share repurchases made at prices consistent with Ahmanson's March 25, 1997 press release (approximately 12.25x cash EPS).

(a) Based on Ahmanson's March 25, 1997 press release. 1997 and 1998 are adjusted to exclude non-recurring items.

(b)  Assumes 8% earnings rate and 40% tax rate.

(c) Net effect of earnings on additional capital, dividends on additional shares issued and reduced synergies.

(d) Additional capital required to equal Washington Mutual's projected capital ratios.

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[LOGO] Washington Mutual                   70               GREAT WESTERN [LOGO]

COMPARISON OF CAPITAL STRUCTURES
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($ in millions, except per share amounts; shares in millions)
                                                                1997E           1998E           1999E
                                                             --------------------------------------------
  WAMU/GWF
    Tangible Assets(a)                                         $95,220        $104,742        $115,216
    Tangible Common Equity                                       4,671           5,636           6,810
    Ending Primary Shares                                          242             243             244
    Tangible Book Value per Share                              $ 19.28        $  23.17        $  27.91

  AHM/GWF -- 3/25/97 Press Release
    Tangible Assets                                            $90,823        $ 90,767        $ 90,017
    Tangible Common Equity                                       3,146           3,128           3,118
    Ending Primary Shares                                          257             246             230
    Tangible Book Value per Share                              $ 12.22        $  12.72        $  13.59

  AHM/GWF -- Adjusted for WAMU Capital/Original Synergies(b)
    Tangible Assets                                            $90,823        $ 90,767        $ 90,017
    Tangible Common Equity(c)                                    4,455           4,884           5,321
    Ending Primary Shares                                          291             287             276
    Tangible Book Value per Share                              $ 15.33        $  17.03        $  19.25


(a)  Assumes 10% annual growth rate for illustrative purposes.
(b) Assumes cost savings as presented on February 18, 1997 and no revenue enhancements and WAMU tangible common equity ratio. Share repurchase made at prices consistent with Ahmanson's March 25, 1997 press release (approximately 12.25x cash EPS).
(c) Tangible common equity required to equal Washington Mutual tangible common equity ratio.
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[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

        Washington Mutual, Inc. ("Washington Mutual") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western Financial Corporation ("Great Western") and a wholly-owned subsidiary of Washington Mutual pursuant to which each outstanding share of Great Western common stock would be converted into 0.9 shares of Washington Mutual common stock (the "Merger"). The participants in this solicitation may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr. and James H. Stever); the following executive officers of Washington Mutual: Craig S. Davis, Steven P. Freimuth, Lee D. Lannoye, William
A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc. R. Kittner and Douglas G. Wisdorf (collectively, the "Washington Mutual Participants"). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual common stock, respectively. The remaining Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities.

        Great Western and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the Merger. The participants in this solicitation may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson, Carl
E. Geuther, Michael M. Pappas, A. William Schenck III, Ray W. Sims and Jaynie
M. Studenmund; and the following other members of management of Great Western:
Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows and John A. Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James F. Montgomery and John F. Maher beneficially owned 680,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

        Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brothers' role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western:
Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells securities issued by Washington Mutual and its affiliates ("Washington Mutual Securities") and Great Western and its affiliates ("Great Western Securities") for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities, or option contracts or other derivatives in or relating to Washington Mutual Securities or Great Western Securities. As of April 7, 1997, Lehman Brothers had positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 224 of Washington Mutual's common shares; (ii) net "long" 27,434 shares of Washington Mutual's 9.12% preferred stock; (iii) net "long" 124,964 shares of Washington Mutual's 7.60% preferred stock; (iv) net "short" 3,509 of Great Western's common shares; and (v) net "long" 160,000 shares of Great Western's 8.30% preferred stock.

        Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H.F. Ahmanson & Company, for which they received and may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Great Western has agreed to indemnify Goldman Sachs and Merrill Lynch and certain persons related to them against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sachs's role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vittorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Alex Sun, Christopher Del-Moral Niles and Kavita Grupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell Great Western Securities and Washington Mutual Securities for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts or other derivatives in or relating to Great Western Securities or Washington Mutual Securities.

        As of April 7, 1997, Goldman Sachs had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 8,973 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 shares of Washington Mutual's common shares. As of April 7, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 7,125 of Great Western's common shares and (ii) net "long" 1,526 of Washington Mutual's common shares.